Exhibit 4.3

FORM OF GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED BY ANY FEDERAL AGENCY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

INDEPENDENT BANK CORP.

7.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2035

No. _	CUSIP:
$	ISIN:

Independent Bank Corp., a Massachusetts corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $[•] DOLLARS ($[•]) (or such other amount as set forth in the Schedule of Increases or Decreases in the Note (as defined below) attached hereto) on April 1, 2035 (such date, the “Maturity Date”), unless this note (this “Note”) is redeemed prior to such Maturity Date, and to pay interest thereon as set forth below:

From and including March 25, 2025, to, but excluding, April 1, 2030 (unless redeemed prior to such date pursuant to Section 3.02 of the Supplemental Indenture (as defined herein)) (the “Fixed Rate Period”), this Note will bear interest at a rate of 7.25% per year. During the Fixed Rate Period, interest on the Note will accrue from and including March 25, 2025, and will be payable semiannually in arrears on April 1 and October 1 of each year (each such date, a “Fixed Period Interest Payment Date”), commencing on October 1, 2025. The interest payable on the Note on any Fixed Period Interest Payment Date will be paid to the Holder at the close of business on March 15 or September 15 (whether or not a Business Day) immediately preceding the Fixed Period Interest Payment Date. The last interest payment date for the fixed rate period will be April 1, 2030.

From and including April 1, 2030, to, but excluding, the Maturity Date (unless redeemed prior to such date pursuant to Section 3.01 or Section 3.02 of the Supplemental Indenture) (the “Floating Rate Period”), this Note will bear interest at a floating rate per year equal to the Benchmark, plus 353 basis points. During the Floating Rate Period, interest on the Note will accrue from and including April 1, 2030 and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each such date, a “Floating Period Interest Payment Date” and, together with any Fixed Period Interest Payment Date, an “Interest Payment Date”), commencing on July 1, 2030. The interest payable on the Note on any Floating Period Interest Payment Date will, except as noted in the immediately succeeding sentence, be paid to the Holder at the close of business on March 15, June 15, September 15 or December 15 (whether or not a Business Day) immediately preceding the Floating Period Interest Payment Date. However, interest that the Company pays on the Maturity Date will be paid to the Person to whom the principal will be payable. Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero.

Principal and interest on the Note will be payable by wire transfer in immediately available funds in U.S. dollars at an office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Paying Agent located at One Federal Street, Boston, MA 02110.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Signature page follows)

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

INDEPENDENT BANK CORP.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

INDEPENDENT BANK CORP.

7.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2035

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “7.25% Fixed-to-Floating Rate Subordinated Notes Due 2035” (the “Notes”) initially issued in an aggregate principal amount of $300,000,000 on March 25, 2025. Such series of Securities has been established pursuant to, and is one of an unsecured indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to, the Indenture (the “Base Indenture”), dated as of March 25, 2025, between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the Supplemental Indenture, between the Company and the Trustee, dated as of March 25, 2025 (the “Supplemental Indenture” and the Base Indenture as supplemented and amended by the Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of the Indenture shall govern to the extent such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Supplemental Indenture. If any capitalized term used in this Note and defined herein is also defined in the Base Indenture or the Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Supplemental Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Section 2.06 of the Supplemental Indenture and shall rank pari passu in right of payment with all other Notes and with all other unsecured subordinated indebtedness of the Company issued under the Indenture and not by its terms subordinate and junior in right of payment to the promissory notes, bonds, debentures or other evidences of indebtedness of a type that includes the Notes. Each Holder by his acceptance of this Note, agrees to and shall be bound by such provisions of the Indenture and authorizes and expressly directs the Trustee on such Holder’s behalf to take such actions as may be necessary or appropriate to effectuate the subordination provided in the Indenture.

During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from those calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

If any Fixed Period Interest Payment Date for the Note or the date for the payment of principal for the Note occurring during the Fixed Rate Period falls on a day that is not a Business Day, the Company will postpone the interest or principal payment to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the Holder of the Note will not be entitled to any further interest, principal or other payments with respect to such postponements. If any Floating Period Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the Company will postpone the interest payment or the payment of principal and interest at the Maturity Date to the next succeeding Business Day (and, with respect to the Maturity Date, no additional interest will accrue on the amount payable for the period from and after the Maturity Date), unless, with respect to a Floating Period Interest Payment Date only, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a Business Day, and interest will accrue to, but excluding, such Floating Period Interest Payment Date as so adjusted.

The Notes are intended to be treated as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and any accrued and unpaid interest on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article V of the Base Indenture and Section 2.07 of the Supplemental Indenture. Accordingly, the Holder of this Note has no right to accelerate the maturity of this Note in the event the Company fails to pay interest on any of the Notes or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Notes may be redeemed by the Company as set forth in the Indenture.

The Notes are not entitled to the benefit of any sinking fund. The Notes shall not be convertible into or exchangeable for any equity securities, other securities or other assets of the Company or any Subsidiary.

Article XII of the Base Indenture shall not be applicable to the Notes.

The Notes are issuable and may be transferred only in fully registered form without coupons, in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[NOTE: THE PROVISIONS BELOW THAT APPEAR IN BRACKETS WILL BE INSERTED INTO ANY GLOBAL NOTE REPRESENTING NOTES.] [This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Notes represented hereby, this Security may not be transferred except as a whole by The Depository Trust Company (the “Depository”) to a nominee of such Depository or by a nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interest of Persons that have accounts with the Depository (“Participants”) and the records of Participants (with respect to interests of Persons other than Participants)). Beneficial interests in Notes owned by Persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in Section 3.5 of the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered Holders of Notes. None of the Company, the Trustee or the Paying Agent will be liable for any delay by the Depository, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. The Company and the Paying Agent may conclusively rely on, and will be protected in relying on, instructions from the Depository or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Except as provided in Section 3.5 of the Base Indenture, beneficial owners of Global Note swill not be entitled to receive physical delivery of Notes in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depository. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those Persons may be limited. In addition, because the Depository can act only on behalf of its Participants, who in turn act on behalf of Persons who hold interests through Participants, the ability of a Person having an interest in Notes represented by a Global Note to pledge or transfer such interest to Persons that do not participate in the Depository’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to the Notes.]

U.S. Bank Trust Company, National Association will act as the Company’s Paying Agent with respect to the Notes through its offices presently located in One Federal Street, Boston, MA 02110. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number for the Series of Securities of which the Notes are a part to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Independent Bank Corp. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Your Name:
Date:
Signature Guarantee: *
NOTICE:

 The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[ ]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of decrease in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee